Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA  19103-2799

215.981.4000

Fax 215.981.4750

July 23, 2015

Zynerba Pharmaceuticals , Inc.

170 North Radnor Chester Road, Suite 350

Radnor, PA 19087

Re:                      Underwritten Public Offering

Ladies and Gentlemen:

We have acted as counsel to Zynerba Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (Registration No. 333-205355) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the public offering (the “Offering”) of 3,450,000 shares of the common stock, par value $0.001 per share, of the Company (the “Shares”), all of which will be sold by the Company, and which includes 450,000 shares if the underwriters exercise in full their option to purchase additional shares.

We understand that the Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement, (iv) the form of the Amendment to the Amended and Restated Certificate of Incorporation filed as Exhibit 3.3 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware prior to the effectiveness of the Registration Statement, (v) the form of Sixth Amended and Restated Certificate of Incorporation filed as Exhibit 3.4 to the Registration Statement (the “Amended Charter”) and to be in effect upon the closing of the Offering, (vi) the Company’s Bylaws filed as Exhibit 3.2 to the Registration Statement, (vii) the form of Amended and Restated Bylaws filed as Exhibit 3.5 to the Registration Statement to be in effect upon the closing of the Offering, (viii) resolutions of the Board of Directors and stockholders of the Company relating to the Offering and the issuance of the Shares as provided to us by the Company, (ix) the stock record books of the Company as provided to

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us by the Company, and (x) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate, the due authorization, execution and delivery of all documents other than by the Company or its officers, where authorization, execution and delivery are prerequisites to the effectiveness of such documents and that the Shares will be issued against payment of valid consideration under applicable law.

We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such laws of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or the Pricing Committee duly appointed by the Board of Directors approves the public offering price, (ii) the duly appointed officers of the Company and the Underwriters execute and deliver the Underwriting Agreement, and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP